UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2008
Date of Report (Date of Earliest Event Reported)

AUTOLIV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation or
organization)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices, including zip code)

+46 8 587 20 600
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2008 Autoliv, Inc. (the “Company”) issued a press release announcing that The Board of Directors has elected Dr. Wolfgang Ziebart to the Board effective December 16, 2008, temporarily expanding the Board to thirteen members and that Mr. Per Welin had informed the Board that he will retire at the 2009 Annual General Meeting of Shareholders and not seek or accept re-election.

Item 8.01  Other Events

In the same press release the Company announced a quarterly dividend of 21 cents per share for the first quarter of 2009, a decrease from 41 cents for the previous quarter. The dividend will be payable on Thursday, March 5, 2009, to Autoliv stockholders of record on the close of business on Thursday February 5, 2009. The Ex-date when the shares will trade without the right to the dividend will be February 3.

Item 9.01  Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated December 16, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.
Date December 17, 2008	(Registrant)

/s/Lars A. Sjöbring Lars A. Sjöbring Vice President - Legal Affairs, General Counsel and Secretary